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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2000

                             PowerSource Corporation
             (Exact name of registrant as specified in its charter)

             Nevada                    001-15071                  61-1180504
(State or other jurisdiction of       (Commission             (I.R.S.  Employer
incorporation or organization)        File Number)           Identification No.)

       3660 Wilshire Boulevard, Suite 1104, Los Angeles, California 90010
              (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (213) 383-4443

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Item 1.           Change in Control of Registrant

On April 25, 2000, the Registrant closed an Acquisition Agreement (the "Agreement" with North Star Enterprises, LLC ("North Star") whereby North Star would acquire a controlling interest in the Registrant in exchange for specified consideration. Pursuant to the terms of the agreement, North Star agreed to assume any and all liabilities and operating costs of the Registrant from the date of the agreement in exchange for the shares of the Registrant's common stock. The Registrant issued 2,229,597 shares of common stock [twenty percent of its issued and outstanding shares of common stock] to North Star pursuant to the Agreement.

The Registrant also issued 11,147,987 shares of common stock, which constitutes forty percent (40%) of its issued and outstanding shares of common stock, to North Star pursuant to the Agreement. However, as a condition precedent to closing, forty percent (40%) of the Registrant's issued and outstanding common stock was to be delivered to an Escrow Agent. Under the essential terms of the Agreement, the shares are to be held in escrow for the benefit of the North Star and will be issued and released to North Star as North Star expands the Registrant's customer base to certain specified levels. The correlation of new customers that North Star will bring the Registrant and the number of shares that will be released to North Star has been set forth in the agreement as Schedule A. The aforementioned 11,147,987 shares were delivered to the Escrow Agent on April 25, 2000.

As a result of the Registrant's issuance of shares to North Star and to the escrow agent on behalf of North Star, North Star now holds the voting rights to sixty percent (60%) of the Registrant's issued and outstanding shares of common stock. North Star also acquired the right to name three directors of the Registrant according to the agreement between North Star and the Registrant dated April 11, 2000.

As consideration for its transaction with the Registrant, North Star agreed to commit 40,000 condominium units over a twenty-four month schedule to the Registrant, provide funding for the operation of the Registrant, a security bond to the Power Exchange on behalf of the Registrant, and administrative assistance. The funding for this transaction originated from the treasury of North Star.

Item 5.           Other events

On April 20, 2000, the Registrant accepted the resignation of director, German Teitelbaum. The resignation was not caused by any disagreement between Mr. Teitelbaum and the Registrant on any matter relating to the Company's operations, policies, or practices. Effective April 21, 2000, the Registrant amended its bylaws to increase the number of authorized directors from five (5) to nine (9). On the same date, the Company appointed three new directors: Betty Gail Howard, Richard D. Boyd, and Richard S. Manns.

Item 7.           Exhibits

Exhibit 2.1: Acquisition Agreement between North Star Enterprises, LLC and PowerSource Corporation, dated April 21, 2000

Exhibit 2.2:   List of Omitted Schedules

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PowerSource Corporation
                                                (Registrant)


Date: May 8, 2000                               By: /S/ E. Douglas Mitchell
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                                                Name:  E. Douglas Mitchell
                                                Title: President